ADOPTION AGREEMENT

This Adoption Agreement, dated as of November 17, 2021 (this “Adoption Agreement”), by and among DST SYSTEMS, INC. a Delaware corporation with principal place of business at 1055 Broadway, Kansas City, Missouri 64105 (“DST”) , and RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RMI”), RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RMM”), RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC., a Maryland company (“OPP”), RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC., a Maryland corporation (“RFM”), RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND II, INC., a Maryland corporation (“RFMZ”), and RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.’s SERIES A PREFERRED SHARES (“OPP PREFERRED”) all with their principal place of business at 433 West Van Buren Street, Suite 1150-E, Chicago, Illinois 60607 (excluding RMI, RMM, OPP, RFM, and OPP PREFERRED the “Additional Product”).

RMI and DST entered into an Agency Agreement dated October 24, 2018 (“Agency Agreement”) wherein DST agreed to provide certain services to RMI in exchange for the RMI warranties, representations and agreement to pay compensation to DST in the amounts delineated in the Agency Agreement. On June 18, 2019, RMM was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. On December 2, 2020, OPP was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. On February 19, 2020, RFM was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. On October 23, 2020, OPP PREFERRED was added to the Agency Agreement by way of a separate Adoption Agreement and Letter Agreement. It is now the intent of RiverNorth Capital Management, LLC (“RiverNorth”) to add the Additional Products to the Agency Agreement by way of this Adoption Agreement (subject to the necessary Board of Directors approvals).

The Additional Products hereby agree to (a) become a party to the Agency Agreement and (b) be bound by all terms and conditions of the Agency Agreement as a “Fund” (as such term is defined in the Agency Agreement), having such rights, entitlements and obligations as set forth in the Agency Agreement or any ancillary agreements, respectively. By their signatures below, the Additional Products confirm to DST, as of the date hereof, their representations and warranties set forth in the Agency Agreement. The Additional Products acknowledge receipt of a copy of the Agency Agreement.

Each of DST, RMI, RMM, OPP, RFM, and RFMZ hereby agree to accept the Additional Products as parties to the Agency Agreement and any ancillary agreements and that the Additional Products shall be a “Fund” or “Customer” (as such terms are defined in the Agency Agreement) under the Agency Agreement, having such rights, entitlements and obligations as set forth in the Agency Agreement.

The parties acknowledge that Schedule I attached hereto lists all active Funds under the Agency Agreement.

Except as specifically set forth herein, all other terms and conditions of the Agency Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Agency Agreement and the terms of this Joinder with regard to the subject matter hereof, the terms of this Joinder shall control,

This Joinder may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(signatures follow on next page)

IN WITNESS WHEREOF, the Parties hereto have caused this Adoption Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND II, INC.	DST SYSTEMS, INC.

By:	By:

Print Name:	Print

Title:	Title:

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC.	RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

RIVERNORTH MANANGED DURATION MUNICIPAL INCOME FUND, INC.	RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

By:	By:

Print Name:	Print Name:

Title:	Title:

RIVERNORTH/DOUBLE LINE STRATEGIC OPPORTUNITY FUND, INC. SERIES A PREFERRED SHARES	RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC. SERIES B PREFERRED SHARES

By:	By:

Print Name:	Print Name:

Title:	Title:

 SCHEDULE I LIST OF FUNDS

Name:

RIVERNORTH OPPORTUNISTIC MUNICIPAL INCOME FUND, INC. (“RMI”)

RIVERNORTH MANAGED DURATION MUNICIPAL INCOME FUND, INC. (“RMM”)

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC. (“OPP”)

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND, INC. (“RFM”)

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

SERIES A PREFERRED SHARES (“OPP PREFERRED”)

RIVERNORTH FLEXIBLE MUNICIPAL INCOME FUND II, INC. (“RFMZ”)

RIVERNORTH/DOUBLELINE STRATEGIC OPPORTUNITY FUND, INC.

SERIES B PREFERRED SHARES (“OPP PREFERRED B”)

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